ENVIRONMENTAL INDEMNITY AGREEMENT


     This Environmental Indemnity Agreement (this "Agreement"), dated as of August 11, 1998, is among PETRO SOURCE CORPORATION, a Utah corporation ("Petro Source Corp."), and Petro Source Investments, Inc., a Delaware corporation ("Petro Source Parent") (Petro Source Corp. and Petro Source Parent shall be referred to collectively as the "Petro Source Group"), and FORELAND CORPORATION, a Nevada corporation ("Foreland Corp."), FORELAND REFINING CORPORATION, a Texas corporation ("Foreland Refining"), FORELAND Asset Corporation, a Nevada corporation ("Foreland Asset"), and PETROSOURCE TRANSPORTATION, a Utah corporation ("Transportation") (Foreland Corp., Foreland Refining, Foreland Asset and Transportation shall be referred to collectively as, the "Foreland Group").

                                    RECITALS

     A. By Option and Purchase Agreement, dated effective as of December 31, 1997, among Foreland Corp., Petro Source Corp., Petro Source Refining Corporation ("Petro Source Refining"), and Transportation, as amended by
Amendment to Option and Purchase Agreement, dated as of             , 1998, by
and between Foreland Corp., Foreland Refining (as successor in interest to Petro Source Refining), Petro Source Corp. and Transportation (as amended, the Purchase Agreement"), Foreland Corp. agreed to acquire, directly or indirectly, certain properties, interests and rights generally described as: (i) all of the issued and outstanding stock of Transportation, which owns various rolling stock and other properties, (ii) the properties owned by Foreland Refining, including, without limitation, two refineries known as the Tonopah Refinery and the Eagle Springs Refinery and related properties, and (iii) all of the issued and outstanding stock of Foreland Refining, all as more particularly described in the Purchase Agreement. Such properties, including, without limitation, the Tonopah Refinery and the Eagle Springs Refinery and related properties, and the properties owned by Transportation shall be referred to collectively as the
"Acquired Properties."   All other properties at any time owned by any member of
the Petro Source Group, Petro Source Refining, Foreland Refining, Transportation or any predecessor in interest to the Acquired Properties shall be referred to collectively as the "Other Properties." The Acquired Properties and the Other Properties shall be referred to collectively as the "Properties."

     B.   Petro Source Corp. is the wholly owned subsidiary of Petro Source
Parent.

     C. It is a condition precedent to Foreland Corp. proceeding with the closing of the transactions provided for by the Purchase Agreement, that the Petro Source Group execute and agree as provided herein.

                                   AGREEMENT

     In consideration of Foreland Corp. proceeding with the closing under the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Petro Source Group and the Foreland Group agree as follows:

     1. Definitions. As used herein, the following items shall have the following meanings:

          Hazardous Materials.  The term "Hazardous Materials" shall mean
(i) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes, wastes or substances or any other materials or pollutants which (A) pose a hazard to the Properties or to persons on or about the Properties, or (B) cause the Properties to be in violation of any federal, state, tribal or local laws, rules, ordinances, regulations, orders or policies relating to the environment, health and safety, or to industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, soil and groundwater conditions; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; and
(iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," or "toxic substances" or words of similar import under any applicable local, state or federal laws or the regulations adopted or publications promulgated pursuant thereto.

          Hazardous Materials Claims. The term "Hazardous Materials Claims" shall mean any and all enforcement, clean-up, removal, remedial or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with any and all claims made or threatened by any third party against the Foreland Group or the Properties relating to damage, contribution, cost recovery compensation, loss or injury resulting, from any Hazardous Materials.

          Hazardous Materials Laws. The term "Hazardous Materials Laws" shall mean any federal, state, tribal or local laws, rules, ordinances, regulations, orders or policies relating to the environment, health and safety, any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge, storage, clean-up or remedy of contamination thereof) or to industrial hygiene or the environmental conditions in, on, under, about or otherwise relating to the Properties, including, without limitation, soil, groundwater and indoor and ambient air conditions.

     2. Indemnity. The Petro Source Group shall protect, indemnify, defend and hold harmless each of the Foreland Group and its lenders and its and their directors, officers, members, employees, agents and shareholders from and against any and all actual or potential claims, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including without limitation, attorneys' fees and costs and expenses of investigation) (collectively, the "Claims and Expenses") which are reasonably incurred and arise out of or relate in any way to any use, handling, production, transportation, disposal, transportation or storage of any Hazardous Materials in, on, under or through or migrating into, on, from or through the Acquired Properties on or prior to the date the closing occurs under the Purchase Agreement (the "Closing Date") and the Other Properties on, prior to or after the Closing Date, including, without limitation: (i) all foreseeable and all unforeseeable damages (specifically including, but not limited to, consequential damages) directly or indirectly arising out of (A) the use, generation, storage, discharge or disposal of Hazardous Materials by any person or entity, or (B) any residual contamination affecting any natural resource or the environment; and
(ii) the reasonably incurred costs of any required or necessary repair, cleanup, or detoxification of the Properties and the preparation of any closure or other required plans; provided, however, that the Petro Source Group agrees that in the event any Hazardous Material is caused to be removed from the Properties by any member of the Petro Source Group, the Foreland Group or any other person, the number assigned by the Environmental Protection Agency or any other agency to such Hazardous Material shall, to the extent such matter is within the Petro Source Group's control, be solely in the name of a member of Petro Source Group and the Petro Source Group understands and agrees that its liability to the aforementioned indemnified parties shall arise from the earlier to occur of
(a) discovery of any Hazardous Materials in, on, under or about the Properties, or (b) the institution of any Hazardous Material Claim, and not upon the realization of loss or damage; and the Petro Source Group agrees to pay to the Foreland Group from time to time, immediately upon request, an amount equal to such Claims or Expenses, as reasonably determined by the Foreland Group.

     3. Survivability. The obligation of the Petro Source Group shall survive any transfer of title to the Properties by the Foreland Group through a foreclosure, deed in lieu of foreclosure or otherwise as part of a remedy exercised by an entity providing the Foreland Group with financing, but not otherwise, and shall inure to the benefit of any transferee of the Acquired Properties as well as the Foreland Group after any such transfer. Such obligation shall not be affected by any investigation by or on behalf of or by any information which the Foreland Group may have obtained with respect to the matters indemnified against by the Petro Source Group hereunder; provided that the Foreland Group, upon written request from the Petro Source Group, will provide the Petro Source Group with copies of any such written materials or information. The Petro Source Group hereby waives the right to assert any statute of limitations as a defense to the obligations under this Agreement to the fullest extent permitted by applicable law. The obligations of the Petro Source Group under this Agreement shall be joint and severable.

     4. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall, to any extent, be held to be invalid, illegal or unenforceable under applicable law, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid, illegal or unenforceable, shall not be affected thereby.

     5. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Nevada.

     6. Section Titles. The section titles contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of any provision of this Agreement.

     7.   Counterparts.   This Agreement may be executed in two or more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     8. Amendments and Waivers. No provision of this Agreement may be amended or terminated except by an instrument in writing setting forth the terms of such amendment or termination and signed by the party against whom enforcement is sought. No waiver of any provision of this Agreement nor consent to any departure by either party therefrom shall in any event be effective unless the same shall be in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on either party shall in any case entitle it to any other or further notice or demand in similar or other circumstances. No failure on the part of either party to exercise and no delay in exercising any right or remedy hereunder, at law or in equity, shall operate as a waiver thereof; nor shall either party be estopped to exercise any such right or remedy at any future time because of any such failure to delay; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     9. Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation hereby agrees to pay any and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the successful party in enforcing any rights or remedies under this Agreement.

     10. Notice. Any notice, demand, request, consent, approval, or communication that any party desires, or is required, to give to any other party or any other personal shall be in writing and either served personally or sent by prepaid, first-class mail to the other party at the following address:

     To Petro Source Group:    Petro Source Corporation
                               9801 Westheimer, Suite 900
                               Houston, Texas  77042
                               Attention:  A. Howard McCallum, President

     With copies to:           Petro Source Corporation
                               9801 Westheimer, Suite 900
                               Houston, Texas  77042
                               Attention:  Harvey H. Cody III, General Counsel

     To Foreland Group:        Foreland Corporation
                               12596 West Bayaud, Suite 300
                               Lakewood, Colorado  80226
                               Attention:  N. Thomas Steele, President

     With copies to:           James R. Kruse, Esq.
                               Kruse, Landa & Maycock, L.L.C.
                               Eighth Floor, Bank One Tower
                               50 West Broadway (300 South)
                               Salt Lake City, Utah  84101

          Any party may change its address by so notifying the other party of the change of address.

     11. Successors. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and, to the extent specified in Section 3 hereof, their respective successors and assigns, including, without limitation, the successors to the Foreland Group.

     12. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular and the singular the plural. The word "or" is not exclusive. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. In the event of a conflict between the Purchase Agreement and this Agreement, this Agreement shall control.


     The parties hereto have executed and delivered this Agreement as of the date first written above.

                                   PETROSOURCE GROUP:

                                   Petro Source Corporation, a
                                     Utah corporation



                                   By /s/ Howard McCollum
                                          President


                                   Petro Source Investments, Inc., a
                                     Delaware corporation


                                   By /s/ Howard McCollum
                                          President


                                   FORELAND GROUP:

                                   Foreland Corporation, a
                                     Nevada corporation


                                   By /s/ N. Thomas Steele
                                          President


                                   Foreland Refining Corporation, a
                                     Texas corporation


                                   By /s/ N. Thomas Steele
                                          President


                                   Foreland Asset Corporation, a
                                     Nevada corporation

                                   By /s/ N. Thomas Steele
                                          President


                                   Petrosource Transportation, a
                                     Utah corporation


                                   By /s/ N. Thomas Steele
                                          President